Exhibit 10.71
                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the 'Agreement') is made as of September 30, 1998, by and among MPA SYSTEMS, INC., a Texas corporation ('Purchaser'), GOLSTON COMPANY D/B/A MPA SYSTEMS, a Texas corporation (the 'Company'), and INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation, the sole shareholder of the Company (the 'Parent').

WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, certain of the assets of the Company which it uses in the business known as 'MPA Systems' (hereinafter referred to as the 'Business') on the terms and conditions herein set forth;

NOW, THEREFORE, Purchaser, the Company and the Parent covenant and agree as follows:

1.       TRANSFER OF ASSETS

         (a) On the terms and subject to the conditions stated in this Agreement, the Company agrees to sell, convey, transfer, assign and deliver to Purchaser at the Closing (as hereinafter defined), and Purchaser agrees to purchase, good and marketable title to all of the assets used directly and predominantly in the Company's Business, whether tangible or intangible, real, personal or mixed, including, without limitation the following:

                  (i) the modular units more fully described in SCHEDULE 1(a)(i) attached hereto;

                  (ii) the furniture and fixtures more fully described in
SCHEDULE 1(a)(ii) attached hereto;

                  (iii) the equipment as more fully described in SCHEDULE 1(a)(iii) attached hereto;

                  (iv) the contractual rights in all leases of modular units in effect on the date of Closing (the 'Leases') as more fully described in SCHEDULE 1(a)(iv) attached hereto (but only to the extent such rights are assignable by the Company);

                  (v) all other assets used predominantly in the Business including any trademarks, patents, patent applications, trade secrets, inventions, copyrights, service marks, trade names ('MPA Systems' and 'MPA' and all others associated with the Business), associated goodwill, supplies, customer and supplier lists, sales data, telephone numbers, contracts, service contracts, warranties, computer hardware and software, promotional materials, market studies, licenses and permits, copies of accounts and records, and all goodwill, proprietary rights and interests and all intangible property of the Business wherever located, as the same shall exist on the Closing Date (as hereinafter defined);

                      (such assets are collectively hereinafter referred to as the 'Transferred Assets'); provided, however, that the Transferred Assets shall not include any accounts or notes receivable or any cash or cash equivalents on hand on the Closing Date (as hereinafter defined), or deposits on the Leases, all assets of the Company used predominantly in the Company's plastic inspection business, the existing non-compete agreements between the Company and S. Webb Golston and affiliates, and insurance policies (all such assets are collectively referred to as 'Excluded Assets').

         (b) Purchaser shall not assume or be responsible for any liabilities, liens, claims, obligations or encumbrances, contingent or otherwise, except for those specifically set forth on SCHEDULE 1(b) hereto (the 'Assumed Liabilities'), and the Transferred Assets shall be sold and conveyed to Purchaser free and clear of all liabilities, liens, claims, obligations and encumbrances except for the liens created by this transaction. Without limiting the generality of the foregoing, in no event shall Purchaser assume or be responsible for:

                  (i) any federal, state or local income, sales, property, franchise, use or other tax relating to the Transferred Assets and arising prior to the Closing (as hereinafter defined) or resulting from the ownership or operation of the Transferred Assets by the Company prior to the Closing Date (as hereafter defined);

                  (ii) any liabilities, obligations or costs (including, without limitation, attorneys' fees) resulting from any claim or lawsuit or other proceeding relating to the Transferred Assets and (i) pending at the Closing Date (as hereinafter defined) or (ii) based upon events, transactions or circumstances occurring or existing prior to the Closing Date (as hereinafter defined); or

                  (iii) except as contemplated by SECTIONS 7 or 11 of this Agreement, any attorneys', accountants', brokers' or finders' fees or other expenses of the Company or the Parent incurred in connection with this Agreement or any transaction contemplated herein.

         (c) In furtherance of the foregoing, the Company and the Parent expressly release, and agree to cause any affiliate or related party or any corporation, partnership or other entity controlled by them or any of their affiliates or related parties to release any claims relating to any of the foregoing liabilities, liens, claims, obligations or encumbrances that they or such persons might have against Purchaser or the Transferred Assets, other than pursuant to this Agreement or the transactions contemplated hereby.

         (d) The Company and the Parent covenant and agree that, at the time of the Closing, the Company will be current in all payments and other obligations required to be made or performed by the Company under the contracts, purchase orders and other agreements which are included in the Transferred Assets or the Assumed Liabilities or which are otherwise transferred to and/or assumed by Purchaser hereunder or pursuant hereto.

         (e) Purchaser and the Company have agreed upon the allocation of the consideration paid by Purchaser to the Company (including the assumption of the Liabilities) among the Transferred Assets and have set forth the allocation of such consideration and the tax basis of the Transferred Assets for federal income tax purposes in writing, and such allocation is presented on SCHEDULES 1(a)(i)-(iv). Such allocation was made in accordance with the applicable rules under SECTION 1060 of the Internal Revenue Code of 1986, as amended ('Code') and is binding upon Purchaser and the Company for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Purchaser and the Company also each agree to file appropriate documents with the IRS under Treasury Regulation SECTION 1.1060-1T(h)(3) reflecting the foregoing.

2.       PURCHASE PRICE

         (a) The Total Purchase Price (herein so called) payable to the Company for the Transferred Assets shall be $2,800,000.

         (b) The Purchase Price shall be payable on the closing date as follows:

                  (i) the delivery of an unsecured promissory note made by Purchaser and payable to Company in the amount of $300,000 bearing interest on the unpaid balance at the rate of 10% per annum (the '$300,000 Promissory Note') with payment terms and form substantially similar to the form attached hereto as
EXHIBIT 2(b)(i).

                  (ii) the Purchaser's assumption of the Assumed Liabilities on
SCHEDULE 1(b).

                  (iii) the delivery of an unsecured promissory note made by Purchaser and payable to Company in the amount of no more than $400,000, bearing interest on the unpaid balance at the rate of 12.5% per annum (the '$400,000 Promissory Note') with payment terms and form substantially similar to the form attached hereto as EXHIBIT 2(b)(ii).

                  (iv) cash, delivered by wire transfer, in an amount equal to the Total Purchase Price less the amount of the Assumed Liabilities, less the amount of the $300,000 Promissory Note and less 95% of the $400,000 Promissory Note.

3.       THE CLOSING

         (a) The Closing of the transactions contemplated by this Agreement shall be deemed effective as of 12:01 a.m., October 1, 1998. The closing shall occur at the offices of Haynes and Boone, LLP, Attorneys at Law, Dallas, TX (the 'Closing') The term 'Closing Date' refers to September 30, 1998.

         (b) At Closing, the Company and the Parent will deliver to Purchaser:

                  (i) the Bill of Sale, Assignment of Leases and Assignment of Contracts (substantially in the forms attached hereto as EXHIBITS 3(b)(i)-l, 3(b)(i)-2 and 3(b)(i)-3, respectively) and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good and marketable title to the Transferred Assets and take such actions as shall be effective to put Purchaser in possession of such Transferred Assets;

                  (ii) evidence of any approvals of applications to public authorities, and any approvals of any private persons the granting of which is necessary for the consummation of the transactions contemplated hereby, or for the preventing of any termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, Purchaser upon consummation of the transactions contemplated hereby;

                  (iii) evidence of the release of all liens and encumbrances with respect to the Transferred Assets;

                  (iv) the records of the Company concerning the Business (excluding Company financial statements and reports and corporate minute books and stock records);

                  (v) a certificate of good standing from the Texas Comptroller of Public Accounts;

                  (vi) certified resolutions of the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement;

                  (vii) such other documents, undertakings, agreements and instruments, in form and substance acceptable to Purchaser's counsel, as may otherwise be required by Purchaser to consummate the transactions contemplated hereby.

         (c) At Closing, Purchaser will deliver, or cause to be delivered, to the Company:

                  (i) the cash portion of the Total Purchase Price in wire-transferred funds;

                  (ii) the $300,000 Promissory Note and the $400,000 Promissory Note;

                  (iii) the Stock Option Agreement, an option agreement granted by Purchaser to the Company for the purchase of 4,633 shares of the Company's Common Stock at an exercise price equal to $7.78 per share, expiring on December 31, 2003;

                  (iv) certified resolutions of Purchaser's Board of Directors authorizing the transactions contemplated by this Agreement;

                  (v) a release by James W. Casey; and

                  (vi) such other documents, undertakings, agreements and instruments, in form and substance acceptable to the Company's counsel as may otherwise be required by the Company and the Parent to consummate the transactions contemplated hereby.

         (d) At Closing, Purchaser and the Company shall execute a lease agreement between them in a form substantially similar to Exhibit 3(d).

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company and the Parent as follows:

         (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

         (b) Purchaser has all requisite corporate power and authority to enter into this Agreement and all other agreements and documents required to be executed and delivered by Purchaser. The execution, delivery and performance of this Agreement and all other agreements and documents required to be delivered by Purchaser pursuant to this Agreement have been duly authorized by all necessary action (corporate or otherwise) by Purchaser, and this Agreement and the other agreements and documents required to be delivered by the Company pursuant to this Agreement, have been duly executed and delivered and are legal, valid and binding agreements of Purchaser, enforceable in accordance with their respective terms.

         (c) Neither the execution or delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby or thereby, will result in the breach or violation of any term or provision, or constitute a default under, any charter provision, bylaw, agreement, mortgage, deed of trust, note, bond, license, lease, indenture, instrument, order, writ, injunction, decree, statute, rule or regulation to which Purchaser is a party or which is otherwise applicable to Purchaser.

         (d) No court decision restrains or prohibits the consummation of the transactions contemplated hereby, and no litigation is pending seeking to restrain or prohibit or seeking damages with respect to the consummation of the transactions contemplated hereby.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT

The Company and the Parent, jointly and severally, represent and warrant to Purchaser as follows:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and the Parent each has full corporate power to own its properties and conduct its business. The Company is a wholly-owned subsidiary of the Parent.

         (b) The Company and the Parent each have all the requisite corporate power and authority, and the legal right, to enter into this Agreement and all other agreements and documents required to be executed and delivered by them. The execution, delivery and performance of this Agreement, and all other agreements and documents required to be delivered by the Company or the Parent pursuant to this Agreement, have been duly authorized by all necessary action (corporate or otherwise) by the Company and the Parent, and this Agreement and the other agreements and documents required to be delivered by the Company and the Parent pursuant to this Agreement, have been duly executed and delivered and are legal, valid and binding agreements of the Company and the Parent, enforceable in accordance with their respective terms.

         (c) Upon execution and delivery, the Bill of Sale, Assignment of Leases and the Assignment of Contracts (upon receipt of all applicable lessee and other third party consents) will be sufficient to and will convey to Purchaser good and marketable title to all of the Transferred Assets free and clear of all liens, claims and encumbrances of any kind (including liens, claims and encumbrances relating to income, franchise, use, sales, employee income tax withholding, social security, unemployment and sales taxes), except as set forth on SCHEDULE 5(c).

         (d) Upon receipt of all applicable lessee and other third party consents, neither the execution or delivery of this Agreement, the Bill of Sale or the Assignment of Leases or other instruments or conveyance, assignment and transfer, nor the consummation of any of the transactions contemplated hereby or thereby, will result in the breach or violation of any term or provision of, or constitute a default under, or result in any loss to, or the creation of a lien on, any of the Transferred Assets, under any charter provision, bylaw, agreement, mortgage, deed of trust, note, bond, license, statute, law, rule or regulation, to which the Company or the Parent is a party or which is otherwise applicable to either of them or any of the Transferred Assets.

         (e) All financial statements concerning the Business previously provided to Purchaser have been prepared from the books and records of the Company, which accurately and fairly reflect the transactions and dispositions of the assets and the incurrence of liabilities of the Company, are complete and correct and reasonably present the financial position of the Business at the respective dates indicated.

         (f) Since the date of the last financial statements provided to Purchaser, and except as set forth on SCHEDULE 5(f), the Company has operated its businesses in the ordinary course, and there has not been:

                  (i) any material adverse change in the condition (financial or otherwise), results of operations, business, prospects, assets or liabilities (contingent or otherwise) of the Company;

                  (ii) any material theft, damage, or material operating or other loss (whether or not covered by insurance) suffered by the Company;

                  (iii) any material change in the promotion, marketing, standard terms in the Leases, sales or other policies relating to or affecting the business of the Company or any changes in management, accounting or operations;

                  (iv) any sale of material assets used in the business which have not been replaced with assets of substantially similar utility and remaining life.

         (g) As of the date hereof, proper and accurate reports to taxing authorities have been timely filed by the Company (or extensions for filing granted) with respect to the Transferred Assets and Business for all periods in which such were due. Except as noted in paragraph 12(a), all taxes have been paid or adequate provisions made therefor. Except as noted in paragraph 12(a), there is not in force any extension of the date on which any tax return was or is due to be filed by or with respect to the Transferred Assets or Business or any waiver or agreement for the extension of time for the payment of any tax which would result in the delay of payment of taxes due in the periods up to Closing to periods after Closing. There are no tax liens upon any of the Transferred Assets, other than for current taxes not yet due.

         (h) Other than as set forth on SCHEDULE 5(h) hereto, neither the Company nor the Parent beneficially owns, directly or indirectly, a controlling interest in any corporation, partnership firm or association which is a competitor, customer, supplier or lessor of the Business. For purposes of this
SECTION 5(h), the term 'control' shall mean the ownership of not less than five percent of the voting stock, in the case of a corporation, or not less than five percent of the voting interest, in the case of a partnership, firm or association, or otherwise the power or authority to manage, direct, service or administer the affairs of any person.

         (i) Except as set forth in SCHEDULE 5(i) hereto, the Company has good and marketable title to the Transferred Assets (including any patents, patent rights, copyrights, trade names, trademarks, service marks and other names and marks used in connection with the Company's operations), which assets are free and clear of all liens, pledges, charges, claims, encumbrances, proscriptions, restrictions, conditions, covenants and easements of any kind. Except as set forth on SCHEDULE 5(i), no liens, mortgages or financing statements have been filed under the Uniform Commercial Code or other similar statute on the Transferred Assets, nor has the Company signed any security agreement or similar agreement authorizing any secured party thereunder to file any such lien, mortgage or financing statement regarding the Transferred Assets.

         (j) Except as disclosed on SCHEDULE 5(j), substantially all modular units subject to Leases or in the Company's inventory are merchantable for lease in the ordinary course of the Company's business. The Transferred Assets include all of the Company's modular units relating to the Company's business.

         (k) Except as set forth on SCHEDULE 5(k):

                  (i) except with respect to the Evelyn Shaw matter, there are currently no pending, and neither the Company nor the Parent is aware of any threatened lawsuits, mediations, arbitrations, or administrative proceedings against the Company to which the Business or any of the Transferred Assets may be or are subject;

                  (ii) except with respect to a threatened IRS audit, neither the Company nor the Parent is aware of any investigation or review threatened by any governmental entity with respect to the Business or relating to the Transferred Assets;

                  (iii) the Company is in compliance in all material respects with all laws and regulations with respect to, and is not subject to any currently existing order, writ, injunction or decree relating to the operations of the Business or the Transferred Assets; and

                  (iv) no court decision restrains or prohibits the consummation of the transactions contemplated hereby, and no litigation is pending seeking to restrain or prohibit or seek damages with respect to the consummation of the transactions contemplated hereby.

         (l) SCHEDULE 5(l) hereto contains a true and correct list or brief description of:

                  (i) all current or pending contracts, commitments and leases (of real or personal property) written or otherwise, between the Company and any party related to the Business, and all trade names, trademarks, assumed name (fictitious name) filings and service marks used by the Company and related to the Business;

                  (ii) all agreements related to the Business (other than those relating to trade accounts payable or receivable) pursuant to which the Company is obligated to pay or will receive in the future more than $5,000.00 annually; and

                  (iii) all agreements or arrangements with competitors of the Company or which restrict the Company's ability to compete in the Business.

The Company has delivered or made available to Purchaser, complete and current copies of all written agreements, documents, arrangements, commitments and Leases (together with all amendments thereto) referred to above or listed on
SCHEDULE 5(l), indicating by notation whether, to the Company's best knowledge and belief, the consent of any person is required for the consummation of transactions contemplated hereby, or for the preventing of the termination of any material right, privilege, license or agreement of, or any loss to Purchaser upon consummation of the transactions contemplated hereby. All such written agreements, documents and Leases and, to the knowledge of the Company and the Parent, all other arrangements and commitments are in full force and effect.

         (m) The Company has in all material respects (except as set forth on SCHEDULE 5(m)) performed all obligations to be performed by it under all contracts, Leases, agreements and commitments to which it is a party, and, to the best knowledge of the Company and Parent, there is not under any such contract, Lease, agreement or commitment any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default.

         (n) Neither the Company nor the Parent makes any representation with regard to the operating condition or repair of the Transferred Assets, and understands that Purchaser is purchasing the Transferred Assets based upon Purchaser's previous inspection of the Transferred Assets, and the Transferred Assets are being sold to Purchaser 'as is.'

         (o) To the best knowledge and belief of the Company and Parent, no toxic chemicals, hazardous wastes, radioactive wastes, hazardous constituents, non-hazardous industrial solid waste, or wastes classified by the Texas Natural Resources Conservation Commission in 30 Tex. Admin. Code 335.505-335.507 as Class 1, Class 2, or Class 3 wastes, have been deposited or disposed of in or on the modular units. To the best knowledge and belief of the Company and Parent, asbestos or similar materials which may create a potential health hazard have not been used in the construction of, or in the manufacture of the modular units.

         (p) The Transferred Assets are all of the properties, assets and rights (except for the Company's accounts receivable, cash and Excluded Assets) which are currently being used by the Company in the conduct of the Business.

         (q) The records of the Business for all periods, fairly set forth the transactions to which the Company is a party or by which its properties are bound, are accurate and complete and have been maintained consistent with good business practices.

         (r) SCHEDULE 5(r) lists all licenses, franchises, permits and other governmental authorizations which, to the best knowledge and belief of the Company, are necessary or are legally required to conduct the Business as conducted on the date hereof, the failure of which to obtain would have a material adverse effect on the Company's business.

         (s) SCHEDULE 5(s) sets forth a complete and correct list of each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright and proprietary intellectual property (including without limitation, proprietary computer software, whether in object or source form) (collectively, 'Intellectual Property') owned, used or licensed by the Company which are used in the Business and a description of whether such Intellectual Property is owned or licensed by the Company. The Company is the owner of all right, title and interest in and to the Intellectual Property, has the exclusive right to use such Intellectual Property and its current use of such Intellectual Property does not infringe the rights of any other person. Neither the Company nor the Parent is aware of any facts which would render any of the patents, trademarks or trade names listed on SCHEDULE 5(s) invalid. To the best knowledge of the Company and the Parent, no person is materially infringing the rights of the Company in any such Intellectual Property.

         (t) All of the schedules provided by the Company or the Parent pursuant to this Agreement are true, correct and complete in all respects, and no representation, warranty or statement made by the Company and/or the Parent in or pursuant to this Agreement (including the schedules hereto) contains or will contain any untrue statement of a material fact.

6.       COVENANTS

The Company and the Parent, jointly and severally, covenant and agree, from and after the Closing Date:

         (a) to cooperate and work in good faith with Purchaser for the orderly transfer of the Transferred Assets and the Business to Purchaser; and

         (b) to change and, not at any time in the future, use the corporate name 'MPA Systems, Inc. ' or any name similar thereto except in the orderly transfer of the Business to Purchase.

7.       INDEMNIFICATION

         (a) Subject to the further terms and conditions of this SECTION 7, the Company and the Parent agree, jointly and severally, to indemnify and hold Purchaser, its directors, officers, employees, agents, affiliates, attorneys, successors and assigns (each, a 'Purchaser Party') harmless from any and all losses, damages, claims, costs (excluding incidental and consequential damages and punitive damages, or expenses (including all court costs and reasonable attorneys' fees) incurred by any Purchaser Party arising from or in connection with:

                  (i) the material breach or inaccuracy of any representations, warranties, covenants or agreements by the Company or the Parent set forth in this Agreement or in any exhibit, schedule or document delivered pursuant hereto;

                  (ii) any obligation or liability of the Company not expressly assumed by the Purchaser pursuant to SECTION 1(b) hereof;

                  (iii) any claims by employees of the Company (whether or not employed by the Purchaser after Closing) for severance, sick leave, medical benefits (including, without limitation, any claims arising out of or relating to the Company's violation of or failure to comply with, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985), or other employee benefits arising out of or relating to any period prior to Closing;

                  (iv) any fact or occurrence causing any Purchaser Party to be or become liable for any losses, damages, claims, costs or expenses, whether fixed or contingent, matured or unmatured, known or unknown, other than the Assumed Liabilities, arising out of or relating to the Company's ownership or operation of the Transferred Assets or Business in the period prior to Closing; or

                  (v) any claim for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any person with Company or Parent (or any person acting on their behalf) in connection with any of the transactions contemplated by this agreement.

         (b) Subject to the further terms and conditions of this SECTION 7, Purchaser agrees to indemnify and hold the Company and the Parent, their directors, officers, employees, agents, affiliates, attorneys, successors and assigns (each, a 'Company Party') harmless from any and all losses, damages, claims, costs (excluding incidental and consequential damages and punitive damages or expenses (including all court costs and reasonable attorneys' fees) incurred by any Purchaser Party arising from or in connection with:

                  (i) the material breach or inaccuracy of any representations, warranties, covenants or agreements by Purchaser set forth in this Agreement or in any exhibit, schedule or document delivered pursuant hereto (subject to the period of limitations provided in SECTION 7(e));

                  (ii) the Assumed Liabilities; or

                  (iii) any claim for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any person with the Purchaser (or any person acting on Purchaser's behalf) in connection with any of the transactions contemplated by this agreement.

         (c) In the event of any claim for which indemnification will be sought pursuant to subsections (a) or (b) above, the party claiming the right to indemnity (the 'Claimant') shall promptly notify (but in no case later than 30 days) the indemnifying party (the 'Indemnitor') in writing of such claim, which notice shall set forth the basis of the claim for indemnity (including, without limitation, reference to the specific representation, warranty, covenant or obligation alleged to have been breached) and a reasonable estimate of the amount thereof; provided that failure to give such notice shall not affect the Indemnitor's obligations hereunder unless such failure materially prejudices the rights of the Indemnitor with respect to any third party claim. The obligations and liabilities of the parties with respect to such claims resulting from the assertion of liability by third parties ('Claims'), shall be subject to compliance by Claimant with each of the following terms and conditions:

                  (i) Claimant will give Indemnitor notice of any Claim asserted against or imposed upon or incurred by Claimant, and Indemnitor will undertake the defense thereof by attorneys of Indemnitor's own choosing reasonably satisfactory to Claimant, and Claimant may elect to participate in such defense;

                  (ii) in the event that Indemnitor, within 10 days after notice of any such Claim, fails to defend, Claimant will (upon further notice to Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim for the account of Indemnitor; and

                  (iii) anything in this subsection (c) notwithstanding, Indemnitor shall not, without Claimant's prior written consent, settle or compromise any Claim or consent to entry of any judgment with respect to any Claim for anything other than money and damages paid by Indemnitor. Indemnitor may, without Claimant's prior written consent, settle or compromise any Claim or consent to entry of any judgment with respect to any Claim which requires solely money damages paid by Indemnitor and which includes as an unconditional term thereof the release of Claimant and all related parties and affiliates from all liability in respect to such Claim.

         (d) Indemnification pursuant to this SECTION 7 shall not be the sole remedy of the Claimant, and the Claimant shall in such cases be entitled to any and all remedies, whether at law or in equity, that it would otherwise have under applicable law.

         (e) After Closing, any claim for indemnification hereunder that is not made in writing to the party against whom indemnification is sought within twenty-four (24) months of the Closing Date shall be deemed waived, and no person shall have any remedy under this SECTION 7 against any party for indemnification; provided, however, that such actions by Purchaser against the Company and the Parent for misrepresentations in SECTION 5(c) and 5(i) may be commenced at any time that Purchaser or the Company or the Parent (as the case may be) is subject to damages with respect thereto.

         (f) In computing the amount of any damages to which a party shall be entitled to indemnification hereunder, the Indemnitor shall be given the benefit of any insurance proceeds which may become available to the Claimant (net of any applicable costs in collecting such insurance and additional premiums resulting from such loss).

         (g) The Company and the Parent shall have no liability (for indemnification or otherwise) with respect to the matters described in SECTION 7 until the total of all damages with respect to such matters exceeds $50,000 and then only for the amount by which such damages exceed $30,000. The Company and the Parent's total liability (for indemnification or otherwise) with respect to the matters described in SECTION 7 shall not exceed $500,000. However, these limitations on liability will not apply to any breach of SECTIONS 5(c) and (i), and the Company and the Parent shall be liable for all damages with respect to such breach.

8.       SELLER'S COVENANT NOT TO COMPETE

(a) For a period of three (3) years following the Closing Date (the 'Effective Time'), the Company and the Parent, jointly and severally, covenant and agree that they, and each of their subsidiaries (each a 'Covenantor' and jointly, the Covenantors in this SECTION 8):

                  (i) will not directly or indirectly, own, manage, operate, join, advise, control or otherwise engage or participate in or be connected as an officer, employee, shareholder, creditor, guarantor, partner, advisor, consultant or otherwise, with any business of the type presently or historically conducted by the Company with respect to the Business (specifically including, without limitation, any activity concerning the leasing or selling of the Transferred Assets;

                  (ii) will keep confidential all, and will not divulge to any other party (except as required by law) any, of the private, secret or confidential information of the Business or Purchaser, including, but not limited to, private, secret and confidential information relating to such matters as the Business' or Purchaser's finances, trade secrets, proprietary rights, intellectual property, methods of operation and competition, marketing plans and strategies, equipment and operational requirements and information concerning personnel, customers and suppliers;

(iii) will not, either for any Covenantor's own account or for any person, firm or company, solicit, interfere with or endeavor to cause any present or future employee of Purchaser to leave his employment or induce or attempt to induce any such employee to terminate or breach his employment agreement or terminate his employment with the Purchaser; or

                  (iv) will not influence or attempt to influence any franchisee, customer or potential customer of the Purchaser to engage in activities similar to the Business.

                           The provisions of this SECTION 8(a) are intended to
benefit and be enforceable by Purchaser, its present and future affiliates and any of their assignees.

         (b) In the event any Covenantor violates the provisions of this SECTION 8, the running of the time period of such provisions so violated shall be automatically suspended upon the date of such violation and shall resume on the date any such Covenantor permanently ceases such violation.

         (c) Notwithstanding anything set forth herein to the contrary, the remedy at law for any breach of this SECTION 8 is and will be inadequate, and in the event of a breach or threatened breach by any Covenantor of any of the provisions of this SECTION 8, Purchaser shall be entitled to an injunction restraining any such Covenantor from violating any of the provisions of this
SECTION 8. Nothing herein contained shall be construed as prohibiting Purchaser from pursuing any other remedies (at law or in equity) available to it for any such breach or threatened breach, including, without limitation, the recovery of damages from any such Covenantor.

         (d) The agreements described in this SECTION 8 shall be deemed to consist of a series of separate covenants. Each Covenantor expressly agrees that the character, duration and geographical scope of the agreements described in this SECTION 8 are reasonable in light of the circumstances as they exist on the date upon which this Agreement is executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of any of the agreements described in this SECTION 8 is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of each Covenantor and Purchaser that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of each Covenantor which are reasonable in light of the circumstances as they then exist and as are necessary to assure Purchaser of the intended benefit of this SECTION 8. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure Purchaser of the intended benefit of this SECTION 8, it is expressly understood and agreed among the parties that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

         (e) Purchaser's need for the protections afforded by the foregoing provisions of this SECTION 8 outweighs the burdens and any potential hardship to each Covenantor and outweighs any injury likely to the public, and such burdens do not impose any undue hardship on any Covenantor.

9.       PURCHASER'S COVENANT NOT TO COMPETE

         (a) For a period of three (3) years following the Closing Date (the 'Effective Time'), the Purchaser covenants and agrees that it and each of its, officers and directors, (whoever they may be during said three year period and individually, each a 'Covenantor' and jointly, the 'Covenantors' in this SECTION
9):

                  (i) will not directly or indirectly, own, manage, operate, join, advise, control or otherwise engage or participate in or be connected as an officer, employee, shareholder, creditor, guarantor, partner, advisor, consultant or otherwise, with any business (not including the Business subject to this Agreement) of the type presently or historically conducted by the Company specifically including, without limitation, any activity concerning the production and sale of carriers for pneumatic transport systems or the production and sale of injection molding tools (the 'Retained Business');

                  (ii) will keep confidential all, and will not divulge to any other party (except as required by law) any, of the private, secret or confidential information of the Company, including, but not limited to, private, secret and confidential information relating to the Retained Business such as the Retained Business' finances, trade secrets, proprietary rights, intellectual property, methods of operation and competition, marketing plans and strategies, equipment and operational requirements and information concerning personnel, customers and suppliers;

                  (iii) will not, either for any Covenantor's own account or for any person, firm or company, solicit, interfere with or endeavor to cause any present or future employee of Company engaged in the Retained Business to leave his employment or induce or attempt to induce any such employee to terminate or breach his employment agreement or terminate his employment with the Company; or

                  (iv) will not influence or attempt to influence any franchisee, customer or potential customer of the Company's Retained Business to engage in activities similar to the Business.

The provisions of this SECTION 9(a) are intended to benefit and be enforceable by Company, its present and future affiliates and any of their assignees.

         (b) In the event any Covenantor violates the provisions of this SECTION 9, the running of the time period of such provisions so violated shall be automatically suspended upon the date of such violation and shall resume on the date any such Covenantor permanently ceases such violation.

         (c) Notwithstanding anything set forth herein to the contrary, the remedy at law for any breach of this SECTION 9 is and will be inadequate, and in the event of a breach or threatened breach by any Covenantor of any of the provisions of this SECTION 9, Company shall be entitled to an injunction restraining any such Covenantor from violating any of the provisions of this
SECTION 9. Nothing herein contained shall be construed as prohibiting Company from pursuing any other remedies (at law or in equity) available to it for any such breach or threatened breach, including, without limitation, the recovery of damages from any such Covenantor.

         (d) The agreements described in this SECTION 9 shall be deemed to consist of a series of separate covenants. Each Covenantor expressly agrees that the character, duration and geographical scope of the agreements described in this SECTION 9 are reasonable in light of the circumstances as they exist on the date upon which this Agreement is executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of any of the agreements described in this SECTION 9 is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of each Covenantor and Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of each Covenantor which are reasonable in light of the circumstances as they then exist and as are necessary to assure Company of the intended benefit of this SECTION 9. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure Company of the intended benefit of this SECTION 9, it is expressly understood and agreed among the parties that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

         (e) Company's need for the protections afforded by the foregoing provisions of this SECTION 9 outweighs the burdens and any potential hardship to each Covenantor and outweighs any injury likely to the public, and such burdens do not impose any undue hardship on any Covenantor.

10.      OFFSET

In addition to any rights or remedies which Purchaser may have to assert, pursue or enforce any claim against the Company or the Parent hereunder or with respect to which the Purchaser shall be entitled to indemnification under SECTION 7 hereof or which Purchaser may otherwise possess by virtue of this Agreement or at law or in equity, Purchaser shall have the absolute right, but not the obligation, to offset any amount payable to the Company by an amount equal to any and all of such claims; provided, however, that the Purchaser shall give the Company and the Parent not less than ten (10) days written notice (the 'Offset Notice') prior to effecting any offset contemplated hereby. The Company or Parent shall notify the Purchaser in writing (the 'Dispute Notice') if the Company or Seller disputes the amount or validity of such claim (such Dispute Notice shall specify each disputed item, the amount thereof and the basis on which such dispute is asserted by the Company or Parent) within 10 days after receipt of the Offset Notice. If the Company or Parent fails to so timely deliver the Dispute Notice, the Company or Parent shall be deemed to have agreed to the offset or deduction of the amount claimed by the Purchaser as a Purchaser claim and such amount may be offset and deducted by the Purchaser without being in breach of or default under this Agreement. In the event the Company or Parent timely and properly delivers the Dispute Notice, the Purchaser agrees to deposit into the registry of a court having jurisdiction over the matter or with a suitable escrow agent the amount offset that has been disputed by the Company or Parent in such Dispute Notice until such matter has been resolved by the agreement of the Parties.

11.      MISCELLANEOUS

         (a) The Company, Parent and Purchaser agree to cooperate with each of the other parties to this Agreement after Closing as may be necessary to determine if any party has received income or incurred expense which is inconsistent with the goal of the Purchaser having the costs and benefits of ownership of the Transferred Assets and Business after the Closing and the Company having the costs and benefits of ownership up to and including the Closing. Should any items be identified by any party which are inconsistent therewith, the party receiving the benefit shall promptly reimburse the other party. For purposes of determining into which time period an item of income or expense properly belongs to achieve the purpose herein stated, generally accepted accounting principles shall apply. Without limiting the number or types of reimbursements which may occur under this paragraph, the Company acknowledges that ad valorem taxes applicable to the Transferred Assets for the calendar year 1998 have partially accrued but have not yet been paid and are not due until January 31, 1999. Company will reimburse Purchaser for a portion of such taxes (prorated based on the number of days in 1998 prior to and after Closing) at the time they are due.

         (b) This Agreement and the related documents referenced as Exhibits or SCHEDULES hereto or otherwise expressly contemplated hereby contain the entire understanding of the parties relating to the sale of the Transferred Assets by the Company to Purchaser and supersede all prior agreements and understandings, written or oral, relating to the subject matter thereof. This Agreement cannot be modified, amended except in writing signed by the party against whom enforcement is sought.

         (c) Each party agrees to keep confidential the specific terms hereof, except as shall be mutually agreed on or required by law but nothing in this paragraph shall prevent either party from communicating to all interested parties that a purchase of the Business has occurred. Purchaser shall not make any announcement to the public at large without the prior written consent of the Company or the Parent.

         (d) The Parent, the Company and Purchaser shall each bear the attorneys', accountants', finders' or other fees, costs and expenses separately incurred by the Parent and the Company on the one hand, and the Purchaser on the other, in connection with the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereunder. Notwithstanding the foregoing, the Purchaser shall bear the transfer fees, sales taxes and expenses related to such fees and taxes incurred in connection with the consummation of the transactions contemplated hereby.

         (e) Each of the parties to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage or finder's fees or agents' commissions in connection with this Agreement and any of the transactions contemplated hereby, or if any party has incurred any such liability, that the party incurring such liability shall be responsible for such fees and commissions.

         (f) In the event attorneys' fees or other costs are incurred to require performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         (g) Each party hereto agrees to execute any and all documents, and to perform such other acts, which may be necessary or expedient to further the purposes of this Agreement or in order to more effectively convey and transfer to Purchaser any of the Transferred Assets or for aiding and assisting Purchaser in collecting and reducing to possession the Transferred Assets or exercising rights with respect hereto.

         (h) In the period after Closing, Company and Parent shall promptly refer to the Purchaser any inquiries or requests for information from past or potential customers of the Business of which they may become aware. Purchaser shall promptly refer to the Company any inquiries or requests for information from past or potential customers of the Company of which they may become aware.

         (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF). ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT HEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, DALLAS COUNTY, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS, AS THE PARTY BRINGING SUCH ACTION IN ITS SOLE DISCRETION MAY ELECT AND THE PARTIES HERETO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS, FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH PARTY WILL ADVISE THE OTHER PROMPTLY OF ANY CHANGE OF ADDRESS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO IT AT THE ADDRESSES SET FORTH ON THE SIGNATURE PAGE HERETO. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, DALLAS COUNTY, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (j) This Agreement shall be binding on, and inure to the benefit of the parties hereto and on their respective heirs, legal representatives, successors and assigns.

         (k) In the event any provision contained herein shall be held to be invalid, illegal or unenforceable, it shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless to do so would cause this Agreement to fail of its essential purpose.

         (l) After the Closing Date, for a reasonable period of time, the Company and the Parent shall furnish to Purchaser copies of any books, records and other documents of the Company which may have been retained by the Company or the Parent following the Closing which may reasonably be required by Purchaser for tax purposes or other similar valid business purposes of Purchaser and otherwise reasonably cooperate with Purchaser, to permit Purchaser to interpret and evaluate the information so furnished. Without limiting the foregoing, the Company and the Parent covenant and agree not to destroy or otherwise dispose of any books or records of the Company, including records relating to tax information and customer files, for a period of six years following the Closing Date.

         (m) All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the addresses set forth under the signatures of the parties hereto on the last page of this Agreement, or to such other address as any party shall request of the others in writing. All notices shall be deemed to be effective upon delivery to an agent for personal delivery or upon mailing.

         (n) All exhibits and schedules attached hereto are incorporated herein by reference.

         (o) Time is of the essence.

         (p) This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

         (q) The parties hereto will hold this Agreement and the transactions contemplated hereby in strict confidence, and will not disclose this Agreement or its contents without the prior written authorization of the other party, subject to the requirements of applicable law.

All covenant and agreements in this Agreement which are intended by their terms to continue after the Closing Date, shall survive the closing of this transaction.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first stated above.


                            Purchaser:
                            MPA SYSTEMS, INC.

                            By:
                                     ----------------------------
                                     James W. Casey, President
                                     P.O. Box 838
                                     Sanger, Texas  76266

                            with a copy to:
                            Goodall, Davison & Goldsmith, L.L.P.
                            1250 Capital of Texas Hwy. S., Suite 2-400
                            Austin, TX 78746
                            Attn: Anthony C. Goodall

                            the Company:
                            GOLSTON COMPANY D/B/A MPA SYSTEMS

                            By:
                                     ----------------------------
                                     Gerald K. Beckmann
                                     c/o Integrated Security Systems, Inc.
                                     8200 Springwood Drive
                                     Suite 230
                                     Irving, Texas 75063

                            with a copy to:
                            Haynes and Boone, LLP
                            901 Main Street, Suite 3100
                            Dallas, Texas 75202
                            Attn: David H. Oden

                            Parent:
                            INTEGRATED SECURITY SYSTEMS, INC.
                            By:
                                     -----------------------------
                                     Gerald K. Beckmann
                                     c/o Integrated Security Systems, Inc.
                                     8200 Springwood Drive
                                     Suite 230
                                     Irving, Texas 75063